UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2006

RSA Security Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25120	04-2916506
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

174 Middlesex Turnpike, Bedford, Massachusetts		01730
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(781) 515-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

RSA Security Inc.(the "Company") has been notified that a shareholder derivative complaint was filed in the United States District Court, District of Delaware, on May 31, 2006 naming the Company as nominal defendant and also naming as defendants current members and one former member of the Company's Board of Directors and current and former employees of the Company (collectively, the "Defendants"). The complaint alleges purported violations of state and federal law in connection with certain stock option grant practices from October 1999 to the present. The complaint seeks monetary damages in unspecified amounts, equitable and injunctive relief, including disgorgement of profits obtained by certain of the Defendants and the repricing or cancellation of certain stock options held by the Defendants, expenses and costs of the action, and other relief as the Court deems just and proper. The Company and its directors intend to review the allegations and respond appropriately.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSA Security Inc.

June 8, 2006	By:	/s/Robert P. Nault

Name: Robert P. Nault
Title: Senior Vice President and General Counsel